SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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RED LION HOTELS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Shareholder:	April 22, 2008

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Red Lion Hotels Corporation at 9:00 a.m. on Thursday, May 22, 2008, at the Red Lion River Inn, Shoreline A, 700 North Division, Spokane, Washington 99201.

The accompanying Notice of 2008 Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the meeting. In addition, management will speak on our developments of the past year and respond to comments and questions of general interest to shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Donald K. Barbieri
Chairman of the Board

IMPORTANT

A Proxy Statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

RED LION HOTELS CORPORATION

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2008

To the Shareholders of Red Lion Hotels Corporation:

The 2008 Annual Meeting of Shareholders of Red Lion Hotels Corporation will be held at 9:00 a.m. on Thursday, May 22, 2008, at the Red Lion River Inn, Shoreline A, 700 North Division, Spokane, Washington 99201 for the following purposes:

(1) To elect three directors to the Board of Directors, two of whom will hold office for a three-year term expiring at the 2011 Annual Meeting of Shareholders and one of whom will hold office for a two-year term expiring at the 2010 Annual Meeting of Shareholders;

(2) To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008;

(3) To approve the 2008 Employee Stock Purchase Plan; and

(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed March 31, 2008 as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE PROXY CARD OR THE INFORMATION PROVIDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU VOTE YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BANK, BROKER OR OTHER HOLDER OF RECORD.

By Order of the Board of Directors

Thomas L. McKeirnan
Secretary
Spokane, Washington

April 22, 2008

The 2007 Annual Report of Red Lion Hotels Corporation accompanies this
Proxy Statement.

RED LION HOTELS CORPORATION
201 West North River Drive, Suite 100
Spokane, Washington 99201

2008 PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Red Lion Hotels Corporation, a Washington corporation, for use at the 2008 Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Thursday, May 22, 2008, and at any adjournments thereof. The meeting will be held at the Red Lion River Inn, Shoreline A, 700 North Division, Spokane, Washington 99201.

Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the meeting. This Proxy Statement and the accompanying proxy card are first being mailed on or about April 22, 2008 to all shareholders entitled to vote at the meeting.

Who Can Vote

You are entitled to vote at the meeting if you were a holder of record of our common stock, $.01 par value, at the close of business on March 31, 2008. Your shares may be voted at the meeting only if you are present in person or represented by a valid proxy.

For the ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the meeting, at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201. This list will also be available at the meeting.

Shares Outstanding and Quorum

At the close of business on March 31, 2008, there were 18,228,271 shares of our common stock outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) “FOR” election of all of the three director nominees named below; (ii) “FOR” ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008; and (iii) “FOR” approval of our 2008 Employee Stock Purchase Plan. If one or more of the director nominees should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies may be voted in favor of the election of a substitute nominee or nominees proposed by the Board.

The proxy holders named in the enclosed proxy are authorized to vote in their discretion on any other matters that may properly come before the meeting or any adjournments thereof. At the time this Proxy Statement went to press, management was not aware of any matter that may properly be presented for action at the meeting other than those described in this Proxy Statement. In addition, no shareholder proposal or director nomination was received on a timely basis, so no such matters may be brought to a vote at the meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. Shareholders of record may revoke a proxy by delivering to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other holder of record, you may change your vote by submitting new voting instructions to that holder of record. Please note that if your shares are held of record by a broker, bank or other holder of record, and you decide to attend and vote at the meeting, your vote in person at the meeting will not be effective unless you present a legal proxy issued in your name from that holder of record.

Voting of Shares

Shareholders of record as of the close of business on March 31, 2008 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the meeting. You may vote by attending the meeting and voting in person or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. If your shares are held by a bank, broker or other holder of record, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies that are received before the polls are closed at the meeting and are not revoked or superseded will be voted at the meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the meeting but not voting, shares represented by proxies that reflect abstentions on one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum. Abstentions will not count as votes “cast”. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and does not have discretionary authority to vote the shares without such instructions. Brokers will not have discretionary authority to vote on the proposal to approve the 2008 Employee Stock Purchase Plan. However, they will generally have discretionary authority to vote on each of the other two proposals scheduled for consideration at the meeting.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our shareholders. We will also furnish copies of the proxy materials to banks, brokers and other holders of record holding in their names shares of our common stock that are beneficially owned by others, so that the proxy materials can be forwarded to those beneficial owners. We will reimburse these banks, brokers and other holders of record for costs incurred in forwarding the proxy materials to the beneficial owners.

We have retained the services of The Altman Group, Inc. to aid in the solicitation of proxies. We estimate that we will pay The Altman Group, Inc. a fee of approximately $5,500 for its services. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile, electronic mail or personal solicitation. No additional compensation will be paid to our directors, officers or employees for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Articles of Incorporation and By-Laws, the Board consists of from three to 13 directors, as determined from time to time by resolution of the Board. The number of directors that currently constitutes the Board is seven. The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a shareholder vote. The current directors are as follows:

Class A (two positions with terms expiring in 2009):

Ryland P. “Skip” Davis
Peter F. Stanton

Class B (three positions with Mr. Narayan’s term expiring in 2008 and the other terms expiring in 2010):

Donald K. Barbieri
Anupam Narayan
Ronald R. Taylor

Class C (two positions with terms expiring in 2008):

Richard L. Barbieri
Jon E. Eliassen

Based upon the recommendation of the Nominating and Corporate Governance Committee, Richard L. Barbieri and Jon E. Eliassen are nominees for re-election to the Board as Class C directors. If elected at the annual meeting, each will serve until the 2011 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death.

In February of 2008, the Board appointed Anupam Narayan to fill the vacancy in the Class B positions resulting from the retirement of Arthur M. Coffey. Under Washington law, because Mr. Narayan was appointed to fill a vacancy, his term will expire at the upcoming annual meeting. Based upon the recommendation of the Nominating and Corporate Governance Committee, Mr. Narayan has been nominated for re-election to the Board as a Class B director. If elected at the annual meeting, he will serve until the 2010 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death.

Each share of common stock is entitled to one vote for each of the three nominees and will be given the option to vote “FOR” or “AGAINST” each nominee or to “ABSTAIN.” Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them in favor of the election of the three nominees unless a shareholder directs otherwise. If any nominee should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

The three nominees for the Board who receive the greatest number of votes cast in the election of directors by the shares entitled to vote and present in person or by proxy at the meeting will be elected directors. An abstention from voting for a nominee may make it less likely that the nominee will be one of the three nominees who receive the greatest number of votes cast. Although brokers generally have discretionary authority to vote in the election of directors, if a broker submits a non-vote, that will also make it less likely that the nominee will be one of the three nominees who receive the greatest number of votes cast.

Set forth below is biographical information for each nominee and for each director whose term of office will continue after the meeting. Except as disclosed in these biographies, there are no family relationships among any of our directors or among any of our directors and our executive officers.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Richard L. Barbieri, age 65, has been a director since 1978. From 1994 until he retired in 2003, he served as our full-time General Counsel, first as Vice President and later as Senior Vice President and Executive Vice President. He currently serves as Chairman of the Board of Puget Sound Neighborhood Health Centers and as a member of the Board of Directors of the Pike Market Foundation, both non-profit organizations. From 1978 to 1995, Mr. Barbieri served as our legal counsel and Secretary, during which time he was engaged in the private practice of law in Seattle, first at Edwards and Barbieri and then at Riddell Williams P.S. Mr. Barbieri has also served as chairman of various committees of the Washington State Bar Association and the King County (Washington) Bar Association, and as a member of the governing board of the King County bar association. He also served as Vice Chairman of the

Citizens’ Advisory Committee to the Major League Baseball Stadium Public Facilities District in Seattle in 1996 and 1997. Mr. Barbieri is the brother of Donald K. Barbieri.

Jon E. Eliassen, age 61, has been a director since 2003. Mr. Eliassen was President and Chief Executive Officer of the Spokane Area Economic Development Council from 2003 to 2007. Mr. Eliassen retired in 2003 from his position as Senior Vice President and Chief Financial Officer of Avista Corp., a publicly-traded diversified utility. Mr. Eliassen spent 33 years at Avista, including the last 16 years as its Chief Financial Officer. While at Avista, Mr. Eliassen was an active participant in the development of a number of successful subsidiary company operations, including technology related startups Itron, Avista Labs and Avista Advantage. Mr. Eliassen serves on the Board of Directors of Itron Corporation and IT Lifeline, Inc, and is the principal of Terrapin Capital Group, LLC. Mr. Eliassen’s corporate accomplishments are complemented by his extensive service to the community in roles that have included director and President of the Spokane Symphony Endowment Fund, director of The Heart Institute of Spokane, Washington State University Research Foundation, Washington Technology Center, and Spokane Intercollegiate Research and Technology Institute, and past director of numerous other organizations and energy industry associations.

NOMINEE FOR ELECTION FOR A TWO-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Anupam Narayan, age 54, has been a director since February 11, 2008, when he was appointed President, Chief Executive Officer and Chief Financial Officer (Anthony F. Dombrowik succeeded him as Chief Financial Officer in March of 2008). Prior to that, Mr. Narayan had served as our Executive Vice President, Chief Investment Officer and Chief Financial Officer since January 2005. He has been with the company since November 2004, when he was first appointed Executive Vice President and Chief Investment Officer. Mr. Narayan has nearly 25 years of experience in the hospitality industry. From 1998 to March 2004, he served in various capacities as an executive officer of Best Western International Inc., including his most recent position as Senior Vice President, Global Brand Management and Chief Financial Officer and a three-month period as Acting President and Chief Executive Officer during 2002. From 1985 to 1998, Mr. Narayan was employed by Doubletree Corporation and Red Lion Hotels, Inc., serving as Senior Vice President and Treasurer immediately prior to his move to Best Western. He has served on the board of the International Hotel and Restaurant Association and as Chairman of its Chains Council.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THREE NAMED NOMINEES.

Directors Continuing in Office Until the 2009 Annual Meeting of Shareholders

Ryland P. “Skip” Davis, age 67, has been a director since May 2005. He currently is the Chief Executive Officer of Providence Strategic Ventures, a new division of Providence Health & Services, the sixth largest Catholic health system in the United States. He served from 1998 to 2007 as Chief Executive Officer of Providence Health Care, and from 1996 to 2007 as Chief Executive Officer of Sacred Heart Medical Center in Spokane. From 1993 to 1996, Mr. Davis was Senior Vice President for the Hunter Group, a hospital management firm specializing in healthcare consulting and management nationally. From 1988 to 1993, he was Chairman and Chief Executive Officer of Synergos Neurological Centers, Inc., in Santa Ana and Sacramento, California. From 1987 to 1988, he was President of Diversified Health Group, Inc., of Sacramento. From 1982 to 1987, he worked for American Health Group International as President and Chief Executive Officer of Amerimed in Burbank, California, and as Executive Vice President of Operations. From 1981 to 1982, he worked for Hospital Affiliates International as Group Vice President in Sacramento, California and as Chief Executive Officer of Winona Memorial Hospital in Indianapolis, Indiana. From 1972 to 1975, he was Associate Administrator of San Jose Hospital and Health Care Center in San Jose, California and from 1968 to 1971, Assistant Administrator of Alta Bates Hospital in Berkeley, California. He has been involved in numerous private business ventures related to healthcare. Mr. Davis is a Fellow of the American College of Health Care Executives and has published articles in Modern Healthcare, Health Week and other business publications regarding healthcare issues and perspectives. Mr. Davis previously served as Chair of the Spokane Area Chamber of Commerce and is currently on the Board of Trustees of Greater Spokane Incorporated. He also serves on the board of the Inland Northwest Council, Boy Scouts of America, and as a member of the Washington State University Advisory Council.

Peter F. Stanton, age 51, has been a director since 1998. Mr. Stanton has served as the Chief Executive Officer of Washington Trust Bank since 1993 and its Chairman since 1997. Mr. Stanton previously served as President of Washington Trust Bank from 1990 to 2000. Mr. Stanton is also Chief Executive Officer, President and Chairman of the Board of Directors of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous state and local civic boards, Mr. Stanton was President of the Washington Bankers Association from 1995 to 1996 and served as Washington state chairman of the American Bankers Association in 1997 and 1998. He currently serves as a National Trustee for the Boy’s and Girl’s Club of America. Mr. Stanton is also a Trustee of Gonzaga University and is on the Board of Trustees of Greater Spokane Incorporated, as well as on the board of the Inland Northwest Council, Boy Scouts of America.

Directors Continuing in Office Until the 2010 Annual Meeting of Shareholders

Donald K. Barbieri, age 62, Mr. Barbieri has been a director since 1978 and Chairman of the Board since 1996. He served as President and Chief Executive Officer from 1978 until 2003. Mr. Barbieri joined us in 1969 and was responsible for our development activities in the hotel, entertainment and real estate areas. Mr. Barbieri is a past Trustee of Gonzaga University; Chairman of the Board for the Spokane Regional Chamber of Commerce; served as President of the Spokane Chapter of the Building Owners and Managers Association; as President of the Spokane Regional Convention and Visitors Bureau and as Chairman of the Spokane United Way Campaign. Barbieri chaired the State of Washington’s Quality of Life Task Force. He has served as board Chairman for the Inland Northwest’s largest hospital system, Sacred Heart Medical Center and was founding president of the Physician Hospital Community Organization. He has served three governors on the Washington Economic Development Board and currently chairs the Spokane County Democratic Election Committee after being a candidate for the Fifth District US Congressional Seat from the State of Washington. Mr. Barbieri is the brother of Richard L. Barbieri.

Ronald R. Taylor, age 60, has been a director since 1998. Mr. Taylor is President of Tamarack Bay, LLC, a private consulting firm and is currently a director of two other public companies, Watson Pharmaceuticals, Inc. (a pharmaceutical manufacturer) and ResMed, Inc. (a manufacturer of equipment relating to the management of sleep-disordered breathing). At Watson Pharmaceuticals, Inc., Mr. Taylor is a member of the Audit and Nominating and Corporate Governance Committees and is Chairman of the Compensation Committee. At ResMed, Inc., he is a member of the Nominating and Corporate Governance Committees and Chairman of the Compensation Committee. Mr. Taylor is also Chairman of the Board of three privately held companies. From 1998 to 2002, Mr. Taylor was a general partner of Enterprise Partners, a venture capital firm. From 1996 to 1998, Mr. Taylor worked as an independent business consultant. From 1987 to 1996, Mr. Taylor was Chairman, President and Chief Executive Officer of Pyxis Corporation (a health care service provider), which he founded in 1987. Prior to founding Pyxis, he was an executive with both Allergan Pharmaceuticals and Hybritech, Inc.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO Seidman, LLP to serve as our independent registered public accounting firm for 2008 and has further directed that this selection be submitted for ratification by our shareholders at the annual meeting. BDO Seidman, LLP has audited our financial statements since 2001. Representatives of the firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders. Unless instructed to the contrary, the proxies solicited hereby will be voted for the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008.

Shareholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board is submitting the selection of the firm to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

Each share of common stock is entitled to one vote on the proposal to ratify the selection of BDO Seidman, LLP and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” In order to approve this proposal, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote and present in person or by proxy at the meeting is required. Abstention from voting on this proposal will have no effect, since approval of the proposal is based solely on the number of votes cast. Although brokers generally have discretionary authority to vote on this proposal, a non-vote on the proposal will have no effect, since approval of the proposal is based solely on the number of votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP.

PROPOSAL 3

APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN

The Board has adopted the 2008 Employee Stock Purchase Plan (the “Plan”), subject to shareholder approval. A summary of the Plan follows. The complete text of the Plan is attached as Appendix A to this Proxy Statement. In the event of any difference between the summary and the provisions of the Plan, the provisions of the Plan will govern.

Summary of Plan

The Plan was adopted to benefit eligible employees of Red Lion Hotels Corporation and its subsidiaries. The purpose of the Plan is to enable eligible employees who wish to invest in our common stock a convenient and favorable method of doing so. A total of 300,000 shares of common stock have been reserved for purchase under the Plan.

The Plan is administered by the Compensation Committee of the Board. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

To be eligible to participate in the Plan, an individual must meet the following requirements:

•	The individual must be a common law employee of either Red Lion Hotels Corporation or one of its subsidiaries that the Compensation Committee has designated to participate in the Plan.

•	The individual must have been continuously employed for at least one month.

•	The customary employment of the individual must be more than 30 hours per week and more than five months per calendar year.

•	The individual must not own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Red Lion Hotels Corporation.

Our common stock will be offered under the Plan during twenty consecutive six month periods, which we refer to as purchase periods. The first purchase period began on January 1, 2008 and will end on June 30, 2008. Thereafter, a new purchase period will begin on the first day and end on the last day of each subsequent six month period.

Each eligible employee may elect, prior to the beginning of a purchase period, to have up to 10% of his or her compensation withheld and applied to purchase common stock at the end of the purchase period. For purposes of the Plan, “compensation” generally means gross earnings, including regular earnings, overtime, bonuses, declared tips, gratuities and commissions, received by or on behalf of a participant for services performed or on account of holidays, vacation, sick leave or other similar events. The rate of payroll deductions may not be increased or decreased during a purchase period. However, a participant may elect to change the rate of payroll deduction

(subject to the 10% limitation) for any subsequent purchase period. In addition, a participant may withdraw from the Plan at any time, in which case all of his or her accumulated payroll deductions will be returned.

The purchase price for shares of common stock purchased at the end of a purchase period will be the lesser of the following amounts:

•	85% of the market price of the common stock on the first business day of the purchase period; or

•	85% of the market price of the common stock on the last business day of the purchase period.

During any one calendar year, the maximum value of the common stock that may be purchased by a participant is $25,000.

The number of shares subject to the Plan and the purchase price of such shares are subject to adjustment upon the occurrence of certain events, including but not limited to a stock dividend, stock split, reverse stock split or other transaction resulting in the subdivision or combination of our common stock.

By participating in the Plan, each participant agrees to allow us to withhold, from any amounts that may be payable to the participant, such federal, state, local and foreign income, employment and other taxes as may be required to be withheld under applicable laws. In lieu of such withholding, we may require the participant to remit such taxes to us as a condition of the purchase.

A participant may resell shares of common stock purchased under the Plan at any time, subject to compliance with all applicable federal and state securities and other laws. A participant’s rights under the Plan are the participant’s alone and may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. A participant’s rights under the Plan are exercisable during his or her lifetime by the participant alone. A participant’s rights under the Plan will terminate if he or she for any reason ceases to be an employee, in which event all of the participant’s accumulated payroll deductions will be returned.

The Plan will terminate on December 31, 2017. The Plan may terminate earlier if all or substantially all of the unissued shares of common stock reserved for the purposes of the Plan have been purchased. Upon such termination, all payroll deductions not used to purchase shares of common stock will be refunded to the participants entitled thereto. The Plan may also be terminated at any time by the Board, but termination will not affect any rights to purchase shares at the end of the purchase period in progress at the time of termination. The Board or the Compensation Committee also has the right to amend the Plan under certain circumstances.

Summary of Federal Income Tax Consequences of the Plan

The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the specific tax circumstances of any particular participant. The discussion is based on federal income tax laws in effect on the date hereof and is therefore subject to possible future changes in law. This discussion does not address state, local or foreign tax consequences.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Assuming that the Plan is so qualified, the material federal income tax consequences that may be expected to accrue under the Plan are as described below.

A participant will not recognize any income, gain or loss at the time he or she purchases shares of common stock under the Plan.

Under the Code, special rules apply to a disposition of shares of common stock purchased under the Plan. For purposes of these rules, a disposition generally includes not only a sale of the shares, but also a gift, an exchange of the shares for other property, and a transfer of legal title (the death of a participant is also generally treated in effect as a disposition). However, a disposition does not include a mere pledge of the shares or a transfer of the shares into joint tenancy.

The tax consequences to a participant of a disposition of shares of common stock purchased under the Plan will vary depending on how long the participant has held the shares. The tax consequences may be more favorable if the participant holds the shares at least until the second anniversary of the first day of the purchase period in which the shares were purchased. This will be referred to below as the two-year holding period.

If a participant disposes of shares that have not been held for the two-year holding period, the participant will have compensation income whether or not a gain is realized on the disposition. The amount of the compensation income will be equal to the difference between —

•	the market value of the shares on the last business day of the purchase period in which the shares were purchased; and

•	the amount the participant paid for the shares.

In addition to this compensation income, if the disposition is a sale or other taxable transfer, the participant will have capital gain or loss (short-term or long-term, depending on how long the participant held the shares) in an amount equal to the difference between the market value of the shares on the date of disposition and the participant’s tax basis in the shares (the tax basis will be the market value of the shares on the last business day of the purchase period in which they were purchased).

If a participant disposes of shares that have been held for the two-year holding period, the participant will realize income only if the market value of the shares on the date of disposition is greater than the amount paid for the shares. If that is the case, the participant will have compensation income equal to the difference between —

•	the amount the participant paid for the shares; and

•	either their market value on the first day of the purchase period in which they were purchased or their market value on the date of disposition, whichever is less.

In addition to this compensation income, if the disposition is a sale or other taxable transfer, the participant’s remaining gain on the disposition, if any, will be taxed as long-term capital gain.

In the case of a disposition of shares that have not been held for the two-year holding period, we will generally be entitled to deduct the amount that is treated as compensation income to the participant. We are not entitled to any deduction in connection with a disposition of shares that have been held for the two-year holding period.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2008 by: (i) each of our directors and nominees; (ii) each of our executive officers; (iii) all of our directors, nominees and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock.

	Number of	Percentage of
Beneficial Owner	Shares Owned (1)	Common Stock (1)

Columbia Pacific Opportunity Fund, LP (2)	2,211,887	12.1%
Heather H. Barbieri (3) (4)	1,542,378	8.5%
Dimensional Fund Advisors, LP (5)	1,520,184	8.3%
Donald K. Barbieri (3) (6)	1,517,841	8.3%
Keeley Asset Management Corp. (7)	1,462,500	8.0%
Edge Asset Management, Inc. (8)	1,316,245	7.2%
Arthur M. Coffey (9)	479,311	2.6%
Richard L. Barbieri	212,817	1.2%
Anupam Narayan (10)	58,415	*
John M. Taffin (11)	48,204	*
Ronald R. Taylor (12)	37,113	*
Thomas L. McKeirnan (13)	34,033	*
Peter F. Stanton (14)	22,113	*
Jon E. Eliassen	16,587	*
Ryland P. “Skip” Davis	5,586	*
All directors and executive officers as a group (10 persons) (15)	2,432,020	12.9%

*	Represents less than 1% of the outstanding common stock.

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of shares of common stock if such person has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days after March 31, 2008 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for this beneficial owner is 600 University Street, Suite 2500, Seattle, Washington 98101. The shares shown for this beneficial owner are based solely on the Form 4/A filed by this beneficial owner on April 1, 2008.

(3)	The shares shown for each of these beneficial owners include 543,766 shares held by the DKB & HHB Unity Trust, an irrevocable trust of which these beneficial owners are co-trustees. Each of these beneficial owners disclaims beneficial ownership of the trust’s shares.

(4)	Ms. Barbieri’s address is 201 West North River Drive, Suite 100, Spokane, Washington 99201. Includes 560,700 shares held by the Heather M. Barbieri Family LLC of which Ms. Barbieri is a beneficiary but disclaims beneficial ownership except to the extent of her beneficial interest therein. Also includes 22,418.5 shares that may be issued to Ms. Barbieri if she elects to have Red Lion Hotels Limited Partnership (“RLHLP”) redeem a like number of limited partnership units (“OP Units”) that she holds in RLHLP. Also includes 2,500 shares subject to options exercisable within 60 days of March 31, 2008.

(5)	The address for this beneficial owner is 1299 Ocean Avenue, Santa Monica, California 90401. The shares shown for this beneficial owner are based solely on the Schedule 13G filed by this beneficial owner on February 6, 2008.

(6)	Mr. Barbieri’s address is 820 North Post Street, Suite 603, Spokane, Washington 99201. Includes 22,418.5 shares that may be issued to Mr. Barbieri if he elects to have RLHLP redeem a like number of OP Units that he holds in RLHLP.

(7)	The address for this beneficial owner is 401 South LaSalle Street, Suite 1201, Chicago, Illinois 60605. The shares shown for this beneficial owner are based solely on the Schedule 13G filed by this beneficial owner on February 13, 2008.

(8)	The address for this beneficial owner is 601 Union Street, Suite 2200, Seattle, Washington 98101. The shares shown for this beneficial owner are based solely on the Schedule 13G filed by this beneficial owner on February 14, 2008.

(9)	Includes 430,228 shares subject to options exercisable within 60 days of March 31, 2008. Also includes 12,990 shares subject to restricted stock units that are vested but unissued. Mr. Coffey retired from the company on February 11, 2008.

(10)	Includes 36,675 shares subject to options exercisable, and 938 shares subject to restricted stock units vesting, within 60 days of March 31, 2008.

(11)	Includes 39,218 shares subject to options exercisable, and 505 shares subject to restricted stock units vesting, within 60 days of March 31, 2008.

(12)	Includes 11,000 shares subject to options exercisable within 60 days of March 31, 2008.

(13)	Includes 22,817 shares subject to options exercisable, and 366 shares subject to restricted stock units vesting, within 60 days of March 31, 2008.

(14)	Includes 11,000 shares subject to options exercisable within 60 days of March 31, 2008.

(15)	Includes 550,938 shares subject to options exercisable, and 14,799 shares subject to restricted stock units that have vested but are unissued or that will vest within 60 days of March 31, 2008. Also includes 22,418.5 shares that may be issued to a member of the group if he elects to have RLHLP redeem a like number of OP Units that he holds in RLHLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, principal accounting officer and directors, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2007, the Reporting Persons met all applicable Section 16(a) filing requirements.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Board has adopted the following corporate governance documents:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Audit Complaints and Concerns Procedures;

•	Statement of Policy with respect to Related Party Transactions; and

•	charters for each of its standing committees, which include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Copies of each of these corporate governance documents are available online in the Investor Relations section of our website at www.redlion.com.1 We will provide copies of these documents to any shareholder upon written request to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, WA 99201.

Director Independence

The Board has determined that each of the following four members of the Board is “independent” within the meaning of applicable listing standards of the New York Stock Exchange (the “NYSE”): Ryland P. “Skip” Davis, Jon E. Eliassen, Peter F. Stanton and Ronald R. Taylor. Under the NYSE listing standards, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. The NYSE listing standards permit the Board to adopt categorical standards to assist it in making determinations of independence. The Board has adopted such standards, which are set forth in our Corporate Governance Guidelines. A copy of the categorical standards is included in Appendix B to this Proxy Statement. The Board has made an affirmative determination that each of the four directors named above satisfies these categorical standards.

1 This website is not intended to function as a hyperlink, and the information contained on the website is not intended to be part of this Proxy Statement.

Meetings of the Board of Directors

The Board met ten times in 2007. All directors attended at least 75% of the total number of meetings of the Board and its committees on which they serve. We encourage all of our directors to attend each annual meeting of shareholders. All of our directors attended our 2007 annual meeting of shareholders.

Executive Sessions of the Board

Following regularly scheduled meetings of the Board, the non-management directors, which consist of the independent directors identified above and Messrs. Donald K. Barbieri and Richard L. Barbieri, generally meet in executive session without Mr. Narayan or other members of management. Donald K. Barbieri, as Chairman of the Board, serves as the presiding director for these executive sessions. In addition, at least once each year, and generally at each quarterly meeting of the Board, the independent directors meet in executive session without any of the non-independent directors or members of management present.

Committees of the Board of Directors

Audit Committee

The Audit Committee engages our independent registered public accounting firm, reviews with the firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the firm, reviews our financial statements, reviews our compliance with laws and regulations, receives and reviews complaints relating to accounting or auditing matters, considers the adequacy of our internal accounting controls, and produces a report for inclusion in our annual proxy statement. The members of the Audit Committee are Peter F. Stanton, Chairman, Ryland P. “Skip” Davis, Jon E. Eliassen and Ronald R. Taylor. The Audit Committee met eight times during 2007.

The Board has determined that each member of the Audit Committee is financially literate under the current listing standards of the NYSE. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. The audit committee financial experts are Ryland P. “Skip” Davis, Jon E. Eliassen, Peter F. Stanton and Ronald R. Taylor. All members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to compensation and evaluation of our President and Chief Executive Officer, or CEO, and other executive officers, recommends to the Board the compensation of Board members, oversees the administration of our equity incentive plans and produces an annual report on executive compensation for inclusion in our annual proxy statement. The members of the Compensation Committee are Ronald R. Taylor, Chairman, Ryland P. “Skip” Davis and Peter F. Stanton. The Compensation Committee met seven times in 2007.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers and directors are as follows:

•	Compensation for our executive officers is generally determined annually in February.

•	The Compensation Committee reviews director compensation and benefits annually and makes recommendations to the Board with respect thereto.

•	With respect to our CEO, during the first calendar quarter of each year, the Compensation Committee reviews and approves company and individual performance goals for the current year, evaluates his performance in light of the goals established for the prior year, considers competitive market data and establishes his compensation based on this evaluation. As part of the evaluation process, the Compensation Committee Chairman solicits comments from other Board members. Final determinations regarding our

CEO’s performance and compensation are made during an executive session of the Compensation Committee and reported to the Board.

•	Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO and competitive market data. Final determinations of their compensation are made during an executive session of the Compensation Committee and reported to the Board.

•	During 2007, the Compensation Committee directly engaged Towers Perrin, an independent compensation consulting firm, to review total compensation levels of our directors, executive officers and certain other top management personnel. The firm reviewed various sources of data available regarding the compensation practices of hospitality industry and other companies, assessed the competitiveness of our compensation in comparison to that of the other companies, and provided the Compensation Committee with written reports and recommendations.

•	The Compensation Committee has no authority to delegate any of the functions described above to any other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board for selection or nomination those individuals qualified to become members of the Board under the criteria established by our Corporate Governance Guidelines, periodically reviewing and making recommendations to the Board with regard to size and composition of the Board and its committees, recommending and periodically reviewing for adoption and modification by the Board our Corporate Governance Guidelines and overseeing the evaluation of the Board and management. The members of the Nominating and Corporate Governance Committee are Jon E. Eliassen, Chairman, Peter F. Stanton and Ronald R. Taylor. The Nominating and Corporate Governance Committee met four times in 2007.

Directors may be nominated by the Board or by shareholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board, including those recommended by shareholders, in accordance with its charter, our By-Laws and our Corporate Governance Guidelines. The committee will review age (a minimum age of 21 is prescribed for directors under the By-Laws), desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

While the committee is authorized to retain a third party to assist in the nomination process, we have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Section 3.3 of our By-Laws. Any shareholder of record who wishes to submit a nomination should review the By-Law requirements on nominations by shareholders, which are included in the excerpt from the By-Laws attached as Appendix C to this Proxy Statement. Any nomination should be sent to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, WA 99201. Any recommendations from shareholders regarding director nominees should be sent to the Nominating and Corporate Governance Committee in care of our Secretary at the same address.

Communications with the Board of Directors

Our annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders or other interested parties may contact the Chairman of the Board at any time by sending an e-mail to chairman@redlion.com. In addition, shareholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, WA 99201. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our shareholders will be forwarded to the Chairman of the Nominating and Corporate Governance Committee.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Respectfully submitted,

Compensation Committee of the Board of Directors

Ronald R. Taylor, Chairman
Ryland P. “Skip” Davis
Peter F. Stanton

April 15, 2008

Compensation Committee Interlocks and Insider Participation.

We have a banking relationship with Washington Trust Bank. One of the members of the Compensation Committee, Peter F. Stanton, is a director and the chief executive officer of this bank. We have the following related party transactions with this bank:

•	We had various amounts of cash on deposit and other investments with the bank ranging during 2007 from approximately $442,000 to $1,413,000 in the aggregate. During 2007 the bank paid us interest on these investments of approximately $35,000. We expect to continue to have these types of investments with the bank in the future.

•	At the beginning of 2007, the bank held a promissory note secured by commercial real estate in the principal amount of approximately $3,400,000. During 2007, we made principal and interest payments on this note of approximately $799,000. The principal amount owed on the note at the end of 2007 was approximately $2,800,000. The bank continues to hold this note and we will make principal and interest payments on the note in the future.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation of our executive officers. Compensation to the executive officers is determined by the Compensation Committee of our Board. The Compensation Committee is composed entirely of independent directors, as defined under NYSE rules, and none of its members is a current or former employee of our company. All decisions of the Compensation Committee are reported to our Board.

2 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

There are no material differences in the compensation policies or decisions with respect to the executive officers, except that our compensation for our President and Chief Executive Officer, or CEO, is determined exclusively by the Compensation Committee, while the compensation of the other executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Compensation Program Objectives and Rewards

We believe that our executive compensation program should:

•	Attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contributions to this success; and

•	Pay for performance by rewarding and encouraging superior company and individual performance, on both a short- and long-term basis, in a way that promotes alignment with long-term shareholder interests.

All of the compensation and benefits for our executive officers have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors.

•	Base salary and benefits are designed to attract and retain executives over time.

•	Annual cash awards under the Executive Officers Variable Pay Plan (“VPP”) are designed to focus executives on specific company and individual performance goals established each year by the Compensation Committee. Executive officers may also receive discretionary bonuses based on performance not otherwise measured by the VPP or for other reasons.

•	Long-term equity incentives — stock options and restricted stock units (“RSUs”) under the shareholder-approved 2006 Stock Incentive Plan — focus executives’ efforts on the behaviors within their control that they believe are necessary to ensure our long-term success, as reflected in increases to our stock price over a period of years.

•	Severance and change of control arrangements are designed to facilitate our ability to attract and retain executives as we compete for talent in a marketplace where such protections are commonly offered. These arrangements ease an executive’s transition due to an unexpected employment termination. In the event of rumored or actual fundamental corporate changes, these arrangements will also allow executives to remain focused on our business interests.

Elements of Our Compensation Program

Base Salaries

The Compensation Committee determines base salaries for the executive officers early each year, based on job responsibilities and individual contribution as well as base salary levels of executives at peer hospitality companies. In determining the base salaries of executive officers other than the CEO, the Compensation Committee takes into consideration recommendations made by the CEO.

In November 2006, the Compensation Committee retained an independent compensation consulting firm to review total compensation levels for our senior management team and provide competitive data sets to assist the Compensation Committee in establishing compensation levels for the executive officers. The firm provided a report and recommendations based on a peer group of nine hospitality companies. The Compensation Committee relied in part on this report in establishing executive officer base salaries for 2007. In establishing these base salaries, the Compensation Committee also obtained peer company base salary data from the Hospitality Compensation Exchange Lodging Corporate Annual Report and determined that, as a guideline, it would target base salaries for our executives at the 50th percentile.

In February 2007, the Compensation Committee approved the following approximate percentage increases in the base salaries of the executive officers:

Percentage
Name	Increase in Salary

Arthur M. Coffey	9%
Anupam Narayan	5%
John M. Taffin	7%
Thomas L. McKeirnan	19%

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that they exceed $1 million. No executive received base salary in excess of $1 million in 2007.

VPP and Other Annual Cash Awards

Early each year, the Compensation Committee determines company and individual performance goals for each executive officer under the VPP, as well as the various levels of cash awards that each executive will receive based on the extent to which his goals are achieved. Company goals are generally related to our company’s overall financial performance. Individual goals may be subjective or objective, but they are generally based on performance in areas of our business that the Compensation Committee believes are important to our success. The goals and award levels are initially proposed by the CEO, and the final goals and award levels are determined following a dialogue between the Compensation Committee and the CEO. Award levels are specified as a percentage of base salary. The award levels that are potentially available under the VPP are, as a guideline, targeted at the 50th percentile of peer company annual incentive compensation.

In February 2007, the Compensation Committee determined VPP goals for 2007. The company goals were based on achievement of specified levels of earnings per share and EBITDA as well as a specified ratio of funds from operations (FFO) to prior year end equity. Individual goals varied among the executives. At the same time, the following award levels were established, based in part on the report that, as discussed above, the Compensation Committee obtained in November 2006 from an independent compensation consulting firm.

VPP Award Levels for 2007

	Percentage of Base Salary			Possible Award Payouts ($)
	Threshold (1)	Target	Maximum	Threshold (1)	Target	Maximum	Actual

Arthur M. Coffey	0%	60%	100%	0	234,000	390,000	252,736
Anupam Narayan	0%	40%	60%	0	104,000	156,000	106,345
John M. Taffin	0%	30%	50%	0	63,000	105,000	66,202
Thomas L. McKeirnan	0%	30%	50%	0	57,000	95,000	55,296

(1)	Award payouts under the VPP have historically been based on up to three company performance goals and up to five individual performance goals for each executive, and neither the goals nor their weightings have been uniform among the executives. As a result, we do not consider the VPP to have any “Threshold” award level. If each of the executives had achieved in 2007, for each of his individual and company goals under the VPP, the minimum level of performance required for that achievement to result in some contribution to award payout under the VPP, the respective percentages of base salary and award payouts that the executives would have received would have been as follows: Mr. Coffey, 43.7% and $170,235; Mr. Narayan, 29.1% and $75,660; Mr. Taffin, 23.4% and $49,140; and Mr. McKeirnan, 18.9% and $35,910.

Under the VPP, there is an overriding discretionary analysis of each executive’s eligibility to receive variable pay. For example, if an executive fails to follow company policy and procedures, exposes the company to legal liability, or exhibits behavior inappropriate for a leadership position, he may be disqualified from receiving his variable pay, even if his specified performance goals are achieved.

Awards paid in 2008 for 2007 performance exceeded the targeted amount for our CEO and were approximately the same as the targeted amounts for the other three executive officers. Awards paid in 2007 for 2006 performance exceeded the targeted amounts for two of our four executive officers and were slightly less than targeted amounts for the other two officers.

In addition to awards under the VPP, the Compensation Committee has on occasion granted discretionary bonuses to executive officers based on performance not otherwise measured by the VPP or for other reasons.

We generally intend that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Code, provided that other compensation objectives are met. We have not sought shareholder approval of the VPP, which would ensure deductibility under the Code, because we anticipate that, for the foreseeable future, no executive officer will have aggregate base salary and annual incentive awards of more than $1 million during any calendar year.

Long-Term Equity Incentives

We provide long-term incentives to our executive officers in the form of stock options and restricted stock units (“RSUs”). This combination of equity incentives is intended to benefit shareholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. Both stock options and RSUs closely align our executives with the achievement of our longer-term financial objectives that enhance shareholder value.

Prior to 2006, we did not have a set annual process for the granting of long-term equity incentives. The compensation consulting firm retained by the Compensation Committee in November 2006 recommended that, in order to be more consistent with practices at our peer companies, we adopt specific guidelines for annual grants of equity incentives to our executive officers. Based on this recommendation, the Compensation Committee adopted guidelines under which the executive officers will generally receive annual stock option and RSU grants having a total value equal to from 40% to 100% of their base salaries, with the value of the stock option and RSU components constituting 75% and 25%, respectively, of this total value. The Compensation Committee granted equity incentives to the executive officers in November 2006 based on these guidelines and determined that future awards of long-term equity incentives to continuing executive officers would generally be made once each year on the date of our annual meeting of shareholders. At the time of the annual meeting in May 2007, the Compensation Committee granted additional equity incentives to the executive officers based on these guidelines.

•  Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of our stock options is set at fair market value, which is the closing selling price of our common stock on the NYSE on the grant date. The vesting provisions of the stock options we have granted in the past have varied. The stock options granted to the executive officers in May 2007 will vest in equal annual increments over a period of four years from the date of grant.

Under the shareholder-approved Incentive Stock Plan, we may not grant stock options at a discount to fair market value or with a so-called “reload” feature, and we may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not lend funds to employees to enable them to exercise stock options.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee.

Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation in the price of our common stock. As a result, we believe stock option grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all our shareholders.

Under Section 162(m) of the Code, we generally may not deduct compensation paid to an executive officer in a calendar year if it exceeds $1 million. Certain compensation that is considered “performance-based” is deductible without regard to this $1 million limitation. We believe that any compensation attributable to stock options held by our executive officers will be considered performance-based, so Section 162(m) of the Code should not limit our ability to deduct it for federal income tax purposes.

•  RSUs

RSU grants provide for the issuance of shares of our common stock if the recipient has met certain continued service requirements. Under the RSUs granted to our executive officers in May 2007, an executive will receive one-fourth of the shares subject to his award on each of the first four anniversaries of the date of grant so long as he remains continuously employed with us until the applicable anniversary.

Unlike stock options, RSUs may have value even if the price of our common stock does not increase. Nevertheless, we award RSUs because they promote retention and we believe they also create incentives for executives to focus on increased share prices so that the common stock subject to the award will be as valuable as possible when it is eventually issued. Although we do not impose any restriction on the sale of common stock issued pursuant to RSUs, we expect that our executives will continue to hold some if not all of the shares issued, which will also keep their interests aligned with those of our shareholders.

Our RSUs do not qualify as performance-based compensation under Section 162(m) of the Code. As a result, the value of common stock ultimately issued to an executive officer pursuant to an RSU will not be deductible to the extent that value, when aggregated with the executive officer’s other aggregate compensation that is subject to Section 162(m), exceeds $1 million.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our four executive officers for all services rendered in all capacities to us in 2006 and 2007.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)

Arthur M. Coffey (1)	2007	388,501		36,563	353,728	252,736	14,913	1,046,441
Former President, Chief	2006	354,791	—	1,862	240,984	233,547	14,252	845,436
Executive Officer and Director
Anupam Narayan (1)	2007	259,941		37,397	141,196	106,345	8,988	553,867
President, Chief	2006	245,625	—	19,648	75,855	99,406	8,565	449,099
Executive Officer and Director
John M. Taffin	2007	208,470	—	9,975	88,902	66,202	9,603	383,152
Executive Vice President,	2006	195,244	13,280	512	66,431	45,914	9,335	330,717
Hotel Operations
Thomas L. McKeirnan	2007	186,946		6,758	46,621	55,296	10,602	306,223
Senior Vice President, General	2006	158,291	—	332	27,742	42,351	9,594	238,310
Counsel and Corporate Secretary

(1)	Mr. Coffey retired on February 11, 2008, at which time Mr. Narayan was appointed to succeed him as our President and Chief Executive Officer. Prior to that time, Mr. Narayan served as our Executive Vice President, Chief Investment Officer and Chief Financial Officer.

(2)	Represents compensation expense recognized for financial reporting purposes under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for restricted stock units and stock options held by our executive officers. See Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for information regarding the assumptions underlying the valuation of these equity awards.

(3)	Represents amounts earned under our Executive Officers Variable Pay Plan. This plan is further discussed under the caption “VPP and Other Annual Cash Awards” in the Compensation Discussion and Analysis.

(4)	Amount shown for 2007 include the following matching contributions made by us under our 401(k) Savings Plan: Mr. Coffey, $7,750; Mr. Narayan, $3,875; Mr. Taffin, $2,440; and Mr. McKeirnan, $3,439; and the following discounts accorded the executive officers from contributions otherwise required for participation in our self-insured medical, dental and vision plan: Mr. Coffey, $7,163; Mr. Narayan, $5,113; Mr. Taffin, $7,163; and Mr. McKeirnan, $7,163. The total value of all perquisites and personal benefits received by each executive officer in 2007 was less than $10,000.

2007 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our executive officers for the year ended December 31, 2007.

						All Other	All Other
						Stock	Option		Grant
						Awards:	Awards:	Exercise	Date Fair
			Estimated Possible Payouts Under			Number	Number of	or Base	Value of
			Non-Equity Incentive Plan			of Shares	Securities	Price of	Stock and
			Awards (2)			of Stock	Underlying	Option	Option
			Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Type of Award	Grant Date	($)(3)	($)	($)	(#)(4)	(#)(5)	($/Sh)	($/Sh)(6)

Arthur M. Coffey (1)	Annual Incentive Award		0	234,000	390,000
	Restricted Stock Award	5/17/07				7,500			97,500
	Option Award	5/17/07					66,781	13.00	291,165
Anupam Narayan	Annual Incentive Award		0	104,000	156,000
	Restricted Stock Award	5/17/07				3,750			48,750
	Option Award	5/17/07					33,390	13.00	145,580
John M. Taffin	Annual Incentive Award		0	63,000	105,000
	Restricted Stock Award	5/17/07				2,019			26,247
	Option Award	5/17/07					17,979	13.00	78,388
Thomas L. McKeirnan	Annual Incentive Award		0	57,000	95,000
	Restricted Stock Award	5/17/07				1,462			19,006
	Option Award	5/17/07					13,014	13.00	56,741

(1)	Mr. Coffey retired on February 11, 2008.

(2)	These represent the “Threshold”, “Target” and “Maximum” award payouts that were available for the 2007 performance period under our Executive Officers Variable Pay Plan (the “VPP”). This plan is further discussed under the caption “VPP and Other Annual Cash Awards” in the Compensation Discussion and Analysis. The actual award payouts are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Award payouts under the VPP have historically been based on up to three company performance goals and up to five individual performance goals for each executive, and neither the goals nor their weightings have been uniform among the executives. As a result, we do not consider the VPP to have any “Threshold” award level. If each of the executives had achieved in 2007, for each of his individual and company goals under the VPP, the minimum level of performance required for that achievement to result in some contribution to award payout under the VPP, the respective award payouts that the executives would have received would have been as follows: Mr. Coffey, $170,235; Mr. Narayan, $75,660; Mr. Taffin, $49,140; and Mr. McKeirnan, $35,910.

(4)	These awards are restricted stock units awarded under our 2006 Stock Incentive Plan. These units will vest in equal installments on the first four anniversaries of the grant date, subject to continuous service with us or one of our affiliates. When restricted stock units vest, we will issue one share of our common stock for each unit that vests as soon as is administratively practicable.

(5)	These awards are nonqualified options under our 2006 Stock Incentive Plan. Each option has a term of ten years and an exercise price equal to the closing market price of our common stock on the date of grant. The options will vest in equal installments on the first four anniversaries of the grant date, subject to continuous service with us or one of our affiliates.

(6)	Represents the grant date fair value of these stock awards ($13.00 per share) and option awards ($4.36 per underlying share) computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

2007 Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by each of our executive officers at December 31, 2007.

	Option Awards (2)					Stock Awards (2)
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised				Stock That		Stock That
	Options	Options		Option	Option	Have Not		Have Not
	(#)	(#)		Exercise Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(3)

Arthur M. Coffey (1)	1,052	0		10.94	1/4/2009
	5,000	0		7.50	11/8/2009
	9,624	0		8.31	1/3/2010
	20,758	0		6.07	12/31/2011
	27,757	0		5.26	2/4/2013
	62,500	187,500	(4)	5.10	11/19/2014
	0	100,000	(5)	7.46	11/10/2015
	16,036	48,109	(6)	12.21	11/21/2016
	0	66,781	(7)	13.00	5/17/2017
						5,490	(8)	54,626
						7,500	(9)	74,625
Anupam Narayan	20,000	60,000	(10)	5.10	11/22/2014
	0	30,000	(5)	7.46	11/10/2015
	8,326	24,980	(6)	12.21	11/21/2016
	0	33,390	(7)	13.00	5/17/2017
						3,707	(11)	36,885
						2,851	(8)	28,367
						3,750	(9)	37,313
John M. Taffin	14,060	0		5.69	10/20/2013
	16,250	48,750	(4)	5.10	11/19/2014
	0	20,000	(5)	7.46	11/10/2015
	4,412	13,238	(6)	12.21	11/21/2016
	0	17,979	(7)	13.00	5/17/2017
						1,510	(8)	15,025
						2,019	(9)	20,089
Thomas L. McKeirnan	10,451	0		5.98	7/1/2013
	6,250	18,750	(4)	5.10	11/19/2014
	0	7,500	(5)	7.46	11/10/2015
	2,862	8,585	(6)	12.21	11/21/2016
	0	13,014	(7)	13.00	5/17/2017
						979	(8)	9,741
						1,462	(9)	14,547

(1)	All of Mr. Coffey’s stock options and stock awards vested in connection with his retirement on February 11, 2008.

(2)	The vesting of unvested options and restricted stock units is subject to continuous service with us or one of our affiliates through the respective scheduled dates of vesting disclosed in the footnotes to this table. Under certain circumstances, these vesting dates may be accelerated. See — Employment Agreements; Severance and Change of Control Arrangements.

(3)	The value of these restricted stock units is calculated by multiplying the number of unvested units by $9.95, the closing market price of our common stock on December 31, 2007.

(4)	Each of these options will vest as to one-third of the shares on November 19, 2008 and as to the remaining shares on November 19, 2009. However, each of these options will vest earlier as to one-third of the shares if, prior to November 19, 2008, the market price of our common stock reaches $15.30 for 60 consecutive trading days.

(5)	Each of these options will vest in two equal installments on November 10, 2009 and November 10, 2010. However, each of these options will vest earlier (a) as to one-fourth of the shares if, prior to November 10, 2009, the market price of our common stock reaches $14.92 for 60 consecutive trading days, and (b) as to an additional one-fourth of the shares if prior to that date the market price of our common stock reaches $22.38 for 60 consecutive trading days.

(6)	Each of these options will vest in three equal installments on November 21, 2008 and the next two anniversaries of that date.

(7)	Each of these options will vest in four equal installments on May 17, 2008 and the next three anniversaries of that date.

(8)	Each of these restricted stock unit awards will vest in three equal installments on November 21, 2008 and the next two anniversaries of that date.

(9)	Each of these restricted stock unit awards will vest in four equal installments on May 17, 2008 and the next three anniversaries of that date.

(10)	This option will vest as to one-third of the shares on November 22, 2008 and as to the remaining shares on November 22, 2009. However, this option will vest earlier (a) as to one-third of the shares if, prior to November 22, 2008, the market price of our common stock reaches $15.06 for 60 consecutive trading days.

(11)	This restricted stock unit award will vest on November 22, 2008.

2007 Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our executive officers for the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(2)

Arthur M. Coffey (1)	0	0	1,830	17,714
Anupam Narayan	0	0	4,657	45,080
John M. Taffin	0	0	504	4,879
Thomas L. McKeirnan	0	0	327	3,165

(1)	Mr. Coffey retired on February 11, 2008.

(2)	The value of the shares of common stock acquired upon vesting of these restricted stock units is calculated by multiplying the number of shares by the closing market price of our common stock on the date the units vested.

Employment Agreements; Severance and Change of Control Arrangements

Employment Agreements

We have written employment agreements with Anupam Narayan, John M. Taffin and Thomas L. McKeirnan that provide for 2008 base salaries of $360,000, $220,500 and $209,000, respectively, subject in each case to periodic increases. Prior to the retirement of Arthur M. Coffey on February 11, 2008, we had a written employment agreement with him that provided for an annual base salary of $390,000. The following is a summary of the other material terms of these agreements.

As to the agreement with Mr. Coffey, the summary below is of the material terms of that agreement immediately prior to his retirement. In connection with Mr. Coffey’s retirement, we entered into an agreement entitling him to certain payments and benefits, which were described in a current report on Form 8-K that we filed with the Securities and Exchange Commission on February 11, 2008.

Term of Agreements; Restrictive Covenants

Each executive (other than Mr. Coffey) will serve in his current position through December 31, 2008, unless his agreement terminates earlier in accordance with its terms. Thereafter, each agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days’ notice (a “Non-renewal Notice”) prior to the end of the initial or any renewal period. If not terminated earlier, the agreement with Mr. Narayan will terminate automatically on May 31, 2012. Following termination of an agreement for any reason, the executive will generally be prohibited from competing with us for a period of one year or soliciting any of our employees for a period of two years.

Annual Bonuses

If an executive officer other than Mr. Coffey attains the target performance measures determined under the Executive Officers Variable Pay Plan (“VPP”) for a particular year, he must be eligible, subject to any discretion accorded the Compensation Committee under the terms of the VPP to withhold a bonus otherwise payable, for a bonus equal to a percentage of his base salary for that year, as set forth in the following table (Mr. Coffey’s agreement did not specify any particular level of bonus entitlement):

Bonus
Executive	Percentage

Anupam Narayan	60%
John M. Taffin	30%
Thomas L. McKeirnan	30%

The bonuses awarded under the VPP for 2007 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The maximum bonuses available under the VPP for 2008, measured as a percentage of base salary, are 100% for Mr. Narayan and 50% for each of Messrs. Taffin and McKeirnan.

Severance Arrangements

If we deliver a Non-Renewal Notice to an executive or terminate his agreement without cause, or if an executive terminates his agreement for good reason within six months following the occurrence of the event that constitutes good reason, then:

•	any stock options held by the executive will immediately vest and be exercisable, except that, in the case of Mr. Narayan, this will not apply to any stock option for which the exercise price is more than 10% higher than the closing market price of our common stock on the date of termination;

•	any stock granted to the executive will immediately vest, all restrictions on restricted stock issued to the executive will terminate, and any restricted stock awarded but not yet issued to the executive will be issued;

•	in the case of Mr. Coffey, we must provide a lump-sum severance payment equal to two times his total compensation for the prior year, plus the target award amount available under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a two-year period;

•	in the case of each of Messrs. Narayan and Taffin, we must provide a lump-sum severance payment equal to two times his cash compensation for the prior year, plus the target award amount available under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a two-year period;

•	in the case of Mr. McKeirnan, we must provide a lump-sum severance payment equal to his cash compensation for the prior year, plus the target award amount available under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a one-year period; and

•	to the extent that the foregoing severance payments or benefits received by an executive are deemed “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby result in the imposition upon the executive of the excise tax imposed by Section 4999 of the Code, we must pay the executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive, after deduction of (i) any excise tax payable on such excess parachute payments and the Gross-Up Payment, and (ii) any federal, state and local income and employment taxes payable on the Gross-Up Payment, is the same as it would have been if such excise tax had not been imposed.

The circumstances that constitute “good reason” entitling an executive to severance benefits following a voluntary termination of employment vary among the executives’ agreements but generally relate to: (i) assignment to the executive of duties materially inconsistent with the executive’s positions and responsibilities as described in the agreement; (ii) the removal of the executive from such positions; (iii) any material continuing breach of the agreement; and/or (iv) a change in our headquarters office location. However, the executive will not have good reason unless the executive gives us written notice that the specified conduct or event has occurred giving rise to his having good reason, and we fail to cure such conduct or event within 30 days after receipt of such notice (this notice provision did not apply to Mr. Coffey).

If the employment of the executive officers had terminated immediately following the end of our fiscal year ended December 31, 2007 under circumstances entitling them to the severance benefits described above, the lump-sum severance payments payable to the executive officers, and the value of the other severance benefits they would have received, would have been as follows:

Table of Severance Payments and Benefits (2)

		Accelerated	Accelerated	Life, Health
	Severance	Stock	Restricted	and Insurance	Gross-Up
Name	Payment (2) (3) (4) (5)	Options (6)	Stock Units (7)	Benefits (8)	Payment (9)	Total (10)

Arthur M. Coffey (1)	$1,297,974	$1,158,375	$129,251	$23,918	$1,053,637	$3,663,155
Anupam Narayan	$740,322	$365,700	$102,565	$17,232	$319,040	$1,544,859
John M. Taffin	$554,224	$286,238	$35,114	$23,918	$234,425	$1,133,919
Thomas L. McKeirnan	$245,681	$109,613	$24,288	$11,959	$0	$391,541

(1)	Mr. Coffey retired on February 11, 2008.

(2)	The information presented in this table assumes that the current terms of the employment agreements with Messrs. Narayan, Taffin and McKeirnan were in effect immediately following the end of our fiscal year ended December 31, 2007.

(3)	The severance payment for Mr. Coffey equals two times his total compensation for 2007. “Total compensation” for this purpose equals the sum of (a) his total cash compensation for 2007, plus (b) the grant date fair value of stock and option awards made to him in 2007 (computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”), plus (c) the matching contributions we made for

2007 to his account under our 401(k) Savings Plan, plus (d) the discount accorded him in 2007 from contributions otherwise required for participation in our self-insured medical, dental and vision plan.

(4)	The severance payment for each of Messrs. Narayan and Taffin equals two times his total cash compensation for 2007, and the severance payment for Mr. McKeirnan equals his total cash compensation for 2007. “Total cash compensation” for this purpose equals the sum of (a) the executive’s total cash compensation for 2007, plus (b) the matching contributions we made for 2007 to the executive’s account under our 401(k) Savings Plan.

(5)	If the termination of employment entitling an executive officer to a severance payment and other severance benefits occurs other than at the beginning of a fiscal year, the executive officer would receive, in addition to the amount set forth in this column, the target award amount available to him under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination). The target award amounts available to the executive officers for 2008 were as follows: Mr. Narayan, $216,000; Mr. Taffin, $66,150; and Mr. McKeirnan, $62,700.

(6)	The value of the accelerated stock options is calculated by multiplying the number of shares subject to unvested in-the-money options by the difference between the respective exercise prices of those options and $9.95, the closing market price of our common stock on December 31, 2007.

(7)	The value of the accelerated restricted stock units is calculated by multiplying the number of unvested units by $9.95, the closing market price of our common stock on December 31, 2007.

(8)	Represents the estimated value of the continuation of benefits under our self-insured medical, dental and vision plan based on the average per employee cost of that plan for various categories of employees in 2007.

(9)	The Gross-Up Payment will be payable only if the termination of employment entitling an executive officer to a severance payment and other severance benefits occurs in connection with certain change-in-control events specified in the Code. If we demonstrate that a portion of the severance payments represent compensation to the executive officers for refraining from the performance of services in compliance with their covenants not to compete, that portion will not be deemed “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code and the amount of the Gross-Up Payments will be reduced. The Gross-Up Payments in this column have been estimated based on the amount of the severance payments and other severance benefits shown in this table and the assumption that no amounts described in footnote 5 to this table are paid in connection with such termination of employment and that no portion of the severance payments represent compensation for the covenants not to compete. To the extent that the severance payments are determined to represent compensation for the covenants not to compete, there will be a corresponding decrease in the Gross-Up Payments.

(10)	Assumes that no amounts described in footnote 5 to this table are paid in connection with the termination of employment entitling the executive officers to severance payments and other severance benefits.

Change of Control Arrangements

If our company undergoes a change of control as defined in the respective employment agreements, then any stock options held by the executives will immediately vest and be exercisable, except that, in the case of Mr. Narayan, this will not apply to any stock option for which the exercise price is more than 10% higher than the closing market price of our common stock on the date of termination. In addition, any stock granted to the executives will immediately vest, all restrictions on restricted stock issued to the executives will terminate, and any restricted stock awarded but not yet issued to the executives will be issued. The value of the acceleration of these equity awards is shown in the above Table of Severance Payments and Benefits.

In addition, Mr. Coffey was entitled to terminate his agreement for any reason within six months following a change of control, in which case he would have received a lump-sum severance payment equal to two times his total cash compensation for the prior year, plus a Gross-Up Payment, if applicable, plus a continuation of all life, health and insurance benefits for a two- year period. If Mr. Coffey’s employment had terminated immediately following the end of our fiscal year ended December 31, 2007 under circumstances entitling him to these change of control benefits, he would have received a lump-sum severance payment of $1,297,974 plus an estimated Gross-Up Payment of $653,059, plus life, health and insurance benefits having a value as set forth in the above Table of Severance Payments and Benefits, plus the award amount described in footnote 5 to that table.

DIRECTOR COMPENSATION

We pay our Chairman of the Board an annual retainer of $70,000, and we pay or reimburse him for the cost of his office space. We pay each of our other non-employee directors an annual retainer of $30,000. The chair of the Audit Committee receives an additional annual fee of $20,000. The chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional annual fee of $15,000. Non-chair members of these committees receive an additional $5,000 annual fee for each committee on which they serve. All director fees are payable in advance in equal quarterly installments.

In addition to annual fees, each non-employee director is entitled to receive, as soon as reasonably practical after each annual meeting of our shareholders while he continues to serve as a director, a grant of shares of our common stock that, based on the closing market price on the last trading day prior to the annual meeting, have a value of $30,000.

In addition to the annual fees and stock grants, it is our policy to reimburse directors for their out-of-pocket expenses incurred in connection with their service on the Board and its committees.

Our President and Chief Executive Officer is not separately compensated outside of his employment agreement for service as a director.

2007 Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2007.

	Fees Earned	Stock
	or Paid in	Awards	All Other
Name	Cash ($)	($)(1)(2)	Compensation ($)		Total ($)

Donald K. Barbieri	70,000	20,000	12,844	(3)	102,844
Richard L. Barbieri	30,000	20,000	0		50,000
Ryland P. Davis	35,000	20,000	0		55,000
Jon E. Eliassen	40,000	20,000	0		60,000
Peter F. Stanton	45,000	20,000	0		65,000
Ronald R. Taylor	40,000	20,000	0		60,000

(1)	On May 22, 2007, each director named above received a grant of 1,539 unrestricted shares of our common stock. The amounts shown in this column represent the grant date fair value of these stock awards computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” We recognized the full value of these awards as compensation expense in 2007 for financial reporting purposes.

(2)	At December 31, 2007, Messrs. Stanton and Taylor each held options to acquire 11,000 shares of our common stock. At that date, none of our other non-employee directors held options to acquire our common stock.

(3)	Represents the amounts that we paid or reimbursed Mr. Barbieri for the cost of his office space during 2007.

REPORT OF THE AUDIT COMMITTEE3

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee reviewed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the committee has received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, and has discussed with BDO Seidman, LLP their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008.

Respectfully submitted,

Audit Committee of the Board of Directors

Peter F. Stanton, Chairman
Ryland P. “Skip” Davis
Jon E. Eliassen
Ronald R. Taylor

March 25, 2008

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The audit fees incurred for professional services by BDO Seidman, LLP for 2007 were $585,000, including fees for the annual audit of the 2007 financial statements, Sarbanes-Oxley compliance work and quarterly reviews; and $71,500 of fees for the audit of certain hotel properties.

The audit fees incurred for professional services by BDO Seidman, LLP for 2006 were $649,500, including fees for the annual audit of the 2006 financial statements, Sarbanes Oxley compliance work and quarterly reviews; $58,500 of fees for the audit of certain hotel properties; $80,000 of fees for consent and other services performed in connection with our prospectus filed on Form S-3/A during the second quarter of 2006; and $6,000 in fees for work on our Form S-8.

Audit-Related Fees

The fees billed for professional services by BDO Seidman, LLP for audit-related fees for 2007 were $25,500. Services covered included audit and attest services required by agreement on entities we consolidate, but not required by statute or a regulatory body. They also included fees related to the audit of our employee benefit plan, certain advice and accounting research.

3 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

The fees billed for professional services by BDO Seidman, LLP for audit-related fees for 2006 were $25,500. Services covered included audit and attest services required by agreement on entities we consolidate, but not required by statute or a regulatory body. They also included fees related to the audit of our employee benefit plan, certain advice and accounting research.

Tax Fees

The fees billed by BDO Seidman, LLP for tax-related services for 2007 were $155,800. Services covered an IRS exam, tax returns, year-end tax planning and tax advice.

The fees billed by BDO Seidman, LLP for tax-related services for 2006 were $138,975. Services covered an IRS exam, tax returns, year-end tax planning and tax advice.

Other Fees

There were no other fees billed by BDO Seidman, LLP for any other professional services rendered to us during 2007 or 2006.

During 2007 and 2006, BDO Seidman, LLP did not provide our company any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting, setting compensation and overseeing the work of our independent registered public accounting firm. The committee has adopted a policy that requires advance approval of audit, audit-related, tax, and other services (“audit and non-audit services”) performed by the independent registered public accounting firm.

The committee has delegated to its chairman authority to approve permitted services provided that the chairman reports any decisions to the committee at its next regularly scheduled meeting. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the committee or chairman is requested. The committee or chairman reviews these requests and advises management if the engagement services of the independent registered public accounting firm are approved. On a periodic basis, management reports to the committee actual spending for audit and non-audit services compared to approved amounts.

Auditor Independence

The Audit Committee has considered whether and determined that the other professional services provided by BDO Seidman, LLP are compatible with maintaining its independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Statement of Policy with respect to Related Party Transactions, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board, or in certain cases the full Board, approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to the following related parties: (1) our directors; (2) any of our executive or other officers who are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission; (3) any person who is the beneficial owner of more than 5% of our common stock; (4) any immediate family member, as defined in the policy, of any of the foregoing persons; and (5) any entity that is owned or controlled in substantial part by any of the foregoing persons. “Related party transaction” is defined in the policy as a transaction between us and any of the foregoing persons.

Under the policy, the following transactions are deemed to be automatically pre-approved:

•	any compensation paid to a related party that has been approved by the Compensation Committee;

•	any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $50,000 or 2 percent of the charitable organization’s total annual receipts;

•	any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends);

•	any transaction where the related party’s interest arises solely from participation in an employee benefit plan maintained by us for the general benefit of all of our employees; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Transactions with Related Parties

Information is set forth below regarding certain related party transactions that occurred during 2007 or that are anticipated to occur during or following 2008. All of such transactions were reviewed and approved or ratified in accordance with our Statement of Policy with respect to Related Party Transactions.

Inland Northwest Corporation

We have periodically entered into agreements with Inland Northwest Corporation (“INC”) to provide development, accounting and other administrative services in exchange for fees and costs incurred by us in providing such services. During 2007 we received approximately $3,570 from INC for such services. In addition, we purchased approximately $3,470 of dairy products from Inland Northwest Dairies LLC, a company in which INC has a 51% membership interest, and received approximately $18,000 from this company for administrative services. Through April 1, 2008, each of Donald K. Barbieri, Arthur M. Coffey and Richard L. Barbieri served as a director and executive officer of INC. In addition, through that date, INC was owned by an employee stock ownership trust (“ESOT). Donald K. Barbieri and Richard L. Barbieri were former shareholders of INC who sold their shares to the ESOT, and they remained guarantors on bank debt of INC incurred in connection with that transaction. In addition, Mr. Coffey was a participant in the ESOT.

Goodale & Barbieri Company

Goodale & Barbieri Company (“G&B”) was previously a wholly owned subsidiary of ours through which we conducted the management, leasing, brokerage and development portion of our former real estate division. In 2006, Thomas M. Barbieri, the brother of Donald K. Barbieri and Richard L. Barbieri, and another individual acquired G&B from us in a transaction approved by our four independent directors.

We subleased office space to G&B for part of 2007 for which they paid us approximately $90,000 in rent. In addition, during 2007 we paid G&B $38,850 for management of the Kalispell Center, $37,288 for management of the Lincoln Plaza, and $11,212 for management of certain other properties. We expect to pay G&B additional management fees in the future. We believe that Thomas M. Barbieri owns 90% of G&B, so that the approximated dollar value of his interest in all of these transactions between G&B and us would be 90% of the respective total amounts disclosed.

David Barbieri

David Barbieri serves as our Vice President, Information Technology. He has been with our company since 1996 and has served as our Vice President, Information Technology, since 2000. He was previously a Manufacturing Engineer at Exabyte Corporation in Boulder, Colorado from 1993 to 1996 after graduating from Colorado University with a degree in Mechanical Engineering. He is the son of Donald K. Barbieri. The aggregate amount of salary and bonus that we paid David Barbieri for 2007 was $147,207. His 2008 base salary is $136,992 and his target bonus opportunity for 2008 is 30% of this salary.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for our 2009 Annual Meeting of Shareholders must be received by us on or prior to January 2, 2009. A shareholder of record, who intends to submit a proposal at the 2008 Annual Meeting of Shareholders that is not eligible for inclusion in the Proxy Statement or proxy, or who intends to submit one or more nominations for directors at the meeting, must provide us prior written notice. Written notice of any such proposal or nominations should be addressed to our Secretary and received at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201 not later than January 2, 2009. The written notice must satisfy certain requirements specified in our By-laws, which are included in the excerpt from the By-Laws attached as Appendix C to this Proxy Statement. A complete copy of our By-laws will be sent to any shareholder upon written request to our Secretary.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling our Secretary, 201 West North River Drive, Suite 100, Spokane, Washington 99201 ((509) 459-6100).

By Order of the Board of Directors

Thomas L. McKeirnan
Secretary
Spokane, Washington

April 22, 2008

APPENDIX A

RED LION HOTELS CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN

Red Lion Hotels Corporation, a Washington corporation (the “Company”), hereby establishes this 2008 Employee Stock Purchase Plan (the “Plan”).

1. Purpose of Plan.  The purpose of the Plan is to enable Eligible Employees (as defined in Section 3) who wish to become shareholders of the Company a convenient and favorable method of doing so. The Plan is intended to constitute an “employee stock purchase plan,” as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan shall be interpreted and administered as necessary in order to meet the requirements of Section 423 and other applicable provisions of the Code and the regulations promulgated thereunder.

2. Administration of the Plan.  The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee will have the complete authority to interpret the Plan, to adopt, amend and rescind rules and procedures relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, procedures and determinations will, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

3. Eligible Employees; Employer.  The term “Eligible Employees” means all common law employees of the Company, and of each subsidiary of the Company (within the meaning of Section 423 of the Code) hereafter designated by the Committee (a “Designated Subsidiary”), except the following: (a) employees who have been continuously employed for less than one month; (b) employees whose customary employment is 30 hours or less per week; and (c) employees whose customary employment is for not more than five months in any calendar year. The term “Employer” means the Company or the Designated Subsidiary by which an employee is employed. The employment of an employee shall be treated as continuing intact while the employee is on sick leave or other leave of absence approved by the Employer. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and privileges under the Plan.

4. Stock Subject to the Plan.  The stock subject to the Plan shall be shares of the Company’s authorized but unissued voting common stock, $.01 par value per share (the “Common Stock”). The aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to the Plan is 300,000, subject to adjustment as provided in Section 13.

5. Purchase Periods.  The Common Stock shall be offered under the Plan during twenty consecutive six-month periods (the “Purchase Periods”). The first Purchase Period shall begin on January 1, 2008 and end on June 30, 2008. Thereafter, the Purchase Periods will begin on the first day and end on the last day of each subsequent six-month period.

6. Participants; Payroll Deductions

6.1 A person who is an Eligible Employee at the beginning of a Purchase Period may elect to participate in the Plan for that Purchase Period. This election must be made prior to the beginning of the Purchase Period in accordance with such procedures as the Committee may adopt (each Eligible Employee who so elects to participate will be referred to as a “Participant”). If the election is made, the Participant’s Employer will make deductions from his or her Compensation (as defined in Section 6.4), at a specified whole percentage rate, to be used to purchase shares of Common Stock pursuant to the Plan at the end of the Purchase Period.

6.2 The maximum rate of deduction that a Participant may elect for any Purchase Period is 10%. An amount equal to the elected percentage shall be deducted from the Participant’s pay each time during the Purchase Period that any Compensation is paid to the Participant. The Committee may set such minimum level of payroll deductions as the Committee determines to be appropriate. Any minimum level of deductions set by the Committee shall apply equally to all Eligible Employees. A Participant’s accumulated payroll deductions shall remain the property of the Participant until applied toward the purchase of shares of Common Stock under the Plan, but may be commingled with the general funds of his or her Employer. No interest will be paid on payroll deductions accumulated under the

Plan (regardless of whether such deductions are applied to the purchase of shares hereunder or returned to the Participant or his or her personal representative).

6.3 A Participant in the Plan on the last day of a Purchase Period shall automatically continue to participate in the Plan during the next Purchase Period unless he or she withdraws in the manner described in Section 11 or is no longer an Eligible Employee.

6.4 The term “Compensation” means all gross earnings, including regular earnings, overtime, bonuses, declared tips, gratuities and commissions, received by or on behalf of a Participant for services performed or on account of holidays, vacation, sick leave or other similar events (including any amounts by which such earnings are reduced, at the election of a Participant, pursuant to a cafeteria plan described in Section 125 of the Code, a dependent care assistance program described in Section 129 of the Code, a cash or deferred arrangement described in Section 401(k) of the Code, or any similar plan, program or arrangement), and excluding the value of any noncash benefits under any employee benefit plans and any other amounts paid to the Participant that are specifically excluded by the Committee.

7. Purchase of Shares

7.1 At the end of a Purchase Period, a Participant’s accumulated payroll deductions for the Purchase Period will, subject to the limitations in Section 9 and the termination provisions of Section 16, be applied toward the purchase of shares of Common Stock at a purchase price (the “Purchase Price”) equal to the lesser of the following amounts (rounded to the nearest cent):

(a) 85% of the Market Price (as defined in Section 8.1) of the Common Stock on the first Business Day (as defined in Section 8.2) of the Purchase Period; or

(b) 85% of the Market Price of the Common Stock on the last Business Day of the Purchase Period.

7.2 Shares of Common Stock may be purchased under the Plan only with a Participant’s accumulated payroll deductions. Fractional shares cannot be purchased. Any portion of a Participant’s accumulated payroll deductions for a Purchase Period not used for the purchase of Common Stock shall, subject to Section 9, be applied to the purchase of Common Stock in the next Purchase Period, if the Participant is participating in the Plan during that Purchase Period, or returned to the Participant.

7.3 Each Participant who purchases shares of Common Stock under the Plan shall thereby be deemed to have agreed that his or her Employer shall be entitled to withhold, from any amounts that may be payable to the Participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes as may be required to be withheld under applicable laws. In lieu of such withholding, the Employer may require the Participant to remit such taxes to the Employer as a condition of the purchase.

8. Market Price

8.1 For purposes of the Plan, the term “Market Price” means, as of any date, the value of the Common Stock as determined in good faith by the Committee; provided, however, that (a) if the Common Stock is admitted to trading on a national securities exchange, the Market Price on any date shall be the closing selling price reported for the Common Stock on such exchange for such date or, if no sales were reported for such date, for the most recent date on which such a sale was reported, and (b) if the Common Stock is not admitted to trading on a national securities exchange but is admitted to quotation on an over the counter market or any interdealer quotation system, the Market Price on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.

8.2 For purposes of the Plan, the term “Business Day” means a day on which prices or quotations for the Common Stock are reported by a national securities exchange or any other available source of prices or quotations selected by the Committee, whichever is applicable pursuant to the preceding paragraph.

9. Limitations on Share Purchases

9.1 Notwithstanding Section 3, an employee will not be an Eligible Employee for purposes of the Plan if the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this 5% limitation, an employee shall be treated as owning any stock the ownership of which is attributed to him or her under the rules of Section 424(d) of the Code, as well as any stock that, in the absence of this Section 9.1, the employee could purchase under the Plan with his or her payroll deductions held pursuant to Section 6 but not yet applied to the purchase of shares of Common Stock under the Plan.

9.2 Notwithstanding any other provision of this Plan, the shares of Common Stock that a Participant is entitled to purchase during any calendar year under the Plan (and under all other employee stock purchase plans of the Company and its related corporations) shall not have a fair market value in excess of $25,000, such fair market value to be based on the respective Market Prices of the shares on the first Business Day of each Purchase Period ending in the calendar year in which shares are purchased (or the respective fair market values of the shares on the first day of the corresponding purchase periods under such other plans).

9.3 The limitations in Section 9.1 and Section 9.2 are intended to, and shall be interpreted and administered as necessary in order to, meet the requirements of Section 423(b)(3) and Section 423(b)(8) of the Code, respectively, and the regulations promulgated thereunder.

10. Changes in Payroll Deductions.  The rate of payroll deductions for a Purchase Period may not be increased or decreased by a Participant during the Purchase Period. However, the Participant may change the rate of payroll deduction for a subsequent Purchase Period. In addition, a Participant may withdraw in full from the Plan in the manner described in Section 11.

11. Withdrawal from the Plan

11.1 A Participant may elect, in accordance with procedures prescribed by the Committee, to withdraw from the Plan, effective for the Purchase Period in progress at the time of the election. If a Participant so withdraws, all of the Participant’s accumulated payroll deductions will be promptly returned to the Participant. If a Participant’s payroll deductions are interrupted by any legal process, the Participant will be deemed to have elected to withdraw from the Plan for the Purchase Period in which the interruption occurs.

11.2 A Participant may elect to withdraw from the Plan, effective for a Purchase Period that has not yet commenced, by delivering to the Committee written notice thereof prior to the first day of the Purchase Period.

11.3 Following withdrawal from the Plan, in order to participate in the Plan for any subsequent Purchase Period, the Participant must again elect to participate in the manner described in Section 6.1.

12. Issuance of Common Stock

12.1 Certificates for the shares of Common Stock purchased by Participants will be delivered by the Company’s transfer agent as soon as practicable after each Purchase Period. In lieu of issuing certificates for such shares directly to Participants, the Company shall be entitled to issue such shares to a bank, broker-dealer or similar custodian (the “Custodian”) that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the Custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines.

12.2 A Participant may request, in accordance with such procedures as the Committee may adopt, that shares purchased by the Participant be issued (or, if such shares are issued to the Custodian, that the account for such shares be held) in the names of the Participant and one other person designated by the Participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

12.3 If shares purchased under the Plan are issued to a Custodian, a Participant may at any time, to the extent permitted by Section 18, undertake a disposition (as that term is defined in Section 424(c) of the Code), whether by sale, exchange, gift or other transfer of legal title, of any or all of the shares held for the Participant by the Custodian. In the absence of such a disposition of the shares, the shares shall continue to be held by the Custodian until the holding period set forth in Section 423(a) of the Code has been satisfied. If a Participant so requests, shares for which such holding period has been satisfied will be transferred to another brokerage account specified by the Participant, or a stock certificate for such shares will be issued and delivered to the Participant or his or her designee.

13. Changes in Capitalization

13.1 Upon the happening of any of the following described events, a Participant’s right to purchase shares of Common Stock under the Plan shall be adjusted as provided below:

(a) If the outstanding shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock or if, upon a recapitalization, split-up or other reorganization of the Company, the outstanding shares of Common Stock are exchanged for other securities of the Company, the rights of each Participant shall be modified so that the Participant is entitled to purchase, in lieu of the shares of Common Stock that the Participant would otherwise have been entitled to purchase at the end of the Purchase Period in progress at the time of such subdivision, combination or exchange (the “Purchase Period Shares”), such number of shares of Common Stock or such number and type of other securities as the Participant would have received if such Purchase Period Shares had been issued and outstanding at the time of such subdivision, combination or exchange (unless in the case of an exchange the Committee determines that the nature of the exchange is such that it is not feasible or advisable that the rights of Participants be so modified, in which event the exchange shall be deemed a Terminating Event under Section 14).

(b) If the Company issues any of its shares as a stock dividend upon or with respect to the Common Stock, each Participant who purchases shares of Common Stock under the Plan at the end of the Purchase Period in progress on the record date for the stock dividend shall be entitled to receive the shares so purchased (the “Purchased Shares”) and shall also be entitled to receive at no additional cost, but only if the Purchase Price for the Purchased Shares was determined by reference to the Market Price of the Common Stock on the first Business Day of the Purchase Period, the number of shares of the class of stock issued as a stock dividend, and the amount of cash in lieu of fractional shares, that the Participant would have received if he or she had been the holder of the Purchased Shares on the record date for the stock dividend.

13.2 Upon the happening of an event specified in Section 13.1(a) or Section 13.1(b) above, the class and aggregate number of shares available under the Plan, as set forth in Section 4, shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Section 423(b)(2) of the Code.

14. Terminating Events

14.1 Upon (a) the dissolution or liquidation of the Company, (b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company’s business or the addition of a material new line of business, or (f) any exchange that is subject to this Section 14 in accordance with the provisions of Section 13 (any of such events is herein referred to as a “Terminating Event”), the Committee may but shall not be required to —

(a) make provision for the continuation of the Participants’ rights under the Plan on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each share of Common Stock that could otherwise be purchased at the end of the Purchase Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding share of Common Stock in connection with the Terminating Event; or

(b) terminate all rights of Participants to purchase additional shares of Common Stock under the Plan and —

(i) return to the Participants all of their accumulated payroll deductions that have not been applied to the purchase of shares of Common Stock under the Plan; and

(ii) pay to each Participant, for each share of Common Stock, if any, that otherwise could have been purchased by the Participant at the end of the Purchase Period in progress at the time of the Terminating Event, determined by assuming that the Participant’s accumulated payroll deductions were used to purchase shares of Common Stock at a Purchase Price equal to 85% of the Market Price of the Common Stock on the first Business Day of the Purchase Period, an amount equal to the excess, if any, of (A) the Market Price on the date of the Terminating Event of a share of Common Stock, over (B) such Purchase Price.

14.2 The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

15. No Transfer or Assignment of Employee’s Rights.  An Eligible Employee’s rights under the Plan are the Eligible Employee’s alone and may not be voluntarily or involuntarily transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. An Eligible Employee’s rights under the Plan are exercisable during his or her lifetime by the Eligible Employee alone.

16. Termination of Employee’s Rights.  A Participant’s rights under the Plan will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) is no longer an employee of the Company or a Designated Subsidiary. In such event, all of the payroll deductions credited to the Participant’s account will be promptly returned to the Participant or his or her personal representative.

17. Termination and Amendment of Plan

17.1 The Plan shall terminate on December 31, 2017. The Plan may be terminated at any earlier time by the Board, but, except as provided in Section 14, such termination shall not affect the right of any Participant to purchase shares under the Plan at the end of the Purchase Period in progress at the time of termination. The Plan will also terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto.

17.2 The Committee or the Board may from time to time adopt amendments to the Plan; provided, however, that, without the approval of the shareholders of the Company, no amendment may increase the number of shares that may be issued under the Plan or make any other change for which shareholder approval is required by Section 423 of the Code or the regulations thereunder.

18. Disposition of Shares.  Subject to compliance with any applicable federal and state securities and other laws and any policy of the Company in effect from time to time with respect to trading in its shares, a Participant may effect a disposition (as that term is defined in Section 424(c) of the Code) of Common Stock purchased under the Plan at any time the Participant chooses; provided, however, each Participant agrees, by purchasing shares of Common Stock under the Plan, that (a) his or her Employer shall be entitled to withhold, from any other amounts that may be payable to the Participant by the Employer at or around the time of such disposition, such federal, state, local and foreign income, employment and other taxes as the Employer may be required to withhold under applicable law; and (b) in lieu of such withholding, the Participant will, upon request of the Employer, promptly remit such taxes to the Employer. EACH EMPLOYEE PURCHASING SHARES OF COMMON STOCK UNDER THE PLAN ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE THEREOF.

19. No Shareholder Rights; Information to Participants.  A Participant shall not have any rights as a shareholder of the Company (other than the right potentially to receive stock dividends under Section 13) on account of shares of Common Stock that may be purchased under the Plan prior to the time such shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall deliver to each Participant under the Plan who does not otherwise receive such materials (a) a copy of the Company’s annual financial statements (which shall be delivered annually as promptly as practical following each fiscal year of the Company and review or audit of such statements by the Company’s auditors), together with management’s discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company’s security holders generally.

20. Use of Proceeds.  The proceeds received by the Company from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

21. Governmental Regulations.  The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the securities administrators of the states in which Participants reside, and the Internal Revenue Service.

22. Miscellaneous Provisions

22.1 Nothing contained in the Plan shall obligate any Employer to employ a Participant for any period, nor shall the Plan interfere in any way with the right of the Employer to reduce a Participant’s compensation.

22.2 The provisions of the Plan shall be binding upon each Participant and, subject to the provisions of Section 15, the heirs, successors and assigns of each Participant.

22.3 Where the context so requires, references in the Plan to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

22.4 The Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable thereto, as well as the laws of the State of Washington.

23. Approval of Shareholders.  The Plan shall be effective January 1, 2008, subject to approval by the shareholders of the Company in a manner that complies with Section 423(b)(2) of the Code. If such approval does not occur prior to June 30, 2008, the Plan shall be void and of no effect.

APPENDIX B

Corporate Governance Guidelines Regarding Director Qualifications

Director Qualification Standards

1. The Nominating and Corporate Governance Committee is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Company’s annual meeting of shareholders.

2. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

3. Independent Directors must comprise a majority of the Board.

4. A director will not be an “Independent Director” if any of the following situations set forth in the following categories apply:

(a) the director has been an employee of the Company, or any of its consolidated subsidiaries, during the last three years, or the director has an Immediate Family Member who is, or who has been during the last 3 years, an executive officer of the Company;

(b) the director or the director’s Immediate Family Member has received more than $100,000 per year in direct compensation from the Company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve-month period within the last three years;

(c) (i) the director or the director’s Immediate Family Member is a current partner of a firm that is the Company’s independent auditor, (ii) the director is a current employee of such a firm, (iii) the director has an Immediate Family Member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an Immediate Family Member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(d) the director or the director’s Immediate Family Member is, or during the last three years, has been, part of an interlocking directorate in which a current executive officer of the Company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employed the director (or any of his or her Immediate Family Members) as an executive officer;

(e) the director is a current employee, or the director’s Immediate Family member is a current executive officer of a company that makes payments (exclusive of charitable contributions) to, or receives payments (exclusive of charitable contributions) from, the Company, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company;

(f) the director has a material relationship with the Company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company, or any of its consolidated subsidiaries. For this purpose, “material relationship” is defined as one in which the person, or an entity of which the director (or the director’s Immediate Family Member) is an employee, makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other entity’s consolidated gross revenues.

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5. In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, all members of the Audit Committee must also meet the following requirements:

(a) A member of the Audit Committee may not receive consulting, advisory or other compensatory fees from the Company, or any of its consolidated subsidiaries, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board (compensatory fees do not include the receipt of fixed amounts under a retirement plan (including deferred compensation) for prior service with the Company or any of its consolidated subsidiaries, provided that such compensation is not contingent in any way on continued service).

(b) No member of the Audit Committee may be an “affiliated person” of the Company, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

6. The number of boards on which a director may sit may be reviewed on a case-by-case basis by the Board.

7. The Board has not established term limits for directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 2 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing the Company to lose the contributions of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations, thereby increasing their contributions to the Company. However, in order to promote both continuity and turnover, and to further the expectation that Board members will be very actively involved in both the affairs of the Company and the communities which the Company serves, the Board will normally not nominate a person who would be serving on the Board after the age of 75.

8. Each director shall be obligated to notify the Chairman of the Board of the Company promptly upon learning of any fact which causes such director not to be considered an Independent Director, as set forth in paragraph 4 above, or if any entity of which such director is an officer or director becomes a competitor of the Company. The Nominating and Corporate Governance Committee shall review the situation and make a prompt recommendation to the Board.

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APPENDIX C

Provisions of By-Laws Regarding Director Nominations

Section 3.3 Nominations and Qualifications of Directors.

(1) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3.3.

(2) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3) A shareholder’s notice to the Secretary under Section 3.3(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by such person and (iv) if the Corporation at such time has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 3.3(2) shall (A) set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the Corporation if elected at the annual meeting.

(4) The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 3.3(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 3.3(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 3.3(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

C-1

(5) Notwithstanding the procedures set forth in Section 3.3(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3.3 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregarded.

(6) All directors of the Corporation shall be at least twenty-one years of age. Directors need not be shareholders or residents of the State of Washington. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

C-2

ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
May  22, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20330300000000000000 3	052208

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	To elect three directors to the Board of Directors:			2.	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	Richard L. Barbieri Jon E. Eliassen Anupam Narayan

☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)			3.	APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

				The Board of Directors recommends a vote FOR ALL NOMINEES listed in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas L. McKeirnan and Anupam Narayan, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated on the reverse side, all shares of Common Stock of Red Lion Hotels Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of Red Lion Hotels Corporation to be held on Thursday, May 22, 2008, at 9:00 a.m. local time at the Red Lion River Inn, Shoreline A, 700 North Division, Spokane, Washington and at any adjournments thereof, on all matters that may come before the meeting, including matters incident to the conduct of the meeting and any shareholder proposal omitted from the proxy statement and this proxy pursuant to the rules of the Securities and Exchange Commission.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side.)

COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
May  22, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   ê

20330300000000000000 3	052208

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	To elect three directors to the Board of Directors:			2.	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	Richard L. Barbieri Jon E. Eliassen Anupam Narayan

☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)			3.	APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

				The Board of Directors recommends a vote FOR ALL NOMINEES listed in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you to wish withhold, as shown here: ●				TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
RED LION HOTELS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas L. McKeirnan and Anupam Narayan, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated on the reverse side, all shares of Common Stock of Red Lion Hotels Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of Red Lion Hotels Corporation to be held on Thursday, May 22, 2008, at 9:00 a.m. local time at the Red Lion River Inn, Shoreline A, 700 North Division, Spokane, Washington and at any adjournments thereof, on all matters that may come before the meeting, including matters incident to the conduct of the meeting and any shareholder proposal omitted from the proxy statement and this proxy pursuant to the rules of the Securities and Exchange Commission.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side.)

COMMENTS:

14475